UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

US HIGHLAND, INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54624	26-4144571
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5930 Royal Lane, Suite E211, Dallas, TX	75230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1-855-468-5669

 ____________________________________________

(Former name or former address, if changed since last report)

With a copy to:

Philip Magri, Esq.

The Magri Law Firm, PLLC

2642 NE 9th Avenue

Fort Lauderdale, FL 33334

T: 646.502.5900

F: 646.826.9200

pmagri@magrilaw.com

www.SEClawyerFL.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2015, US Highland, Inc., an Oklahoma corporation (the “Company”), entered into Debt Conversion Agreements (the “Conversion Agreements”), with seven lenders, including Craigstone, Ltd. (“Craigstone”), a principal stockholder of the Company (collectively, the “Lenders”). Pursuant to the Conversion Agreements, the Company and the Lenders converted the entire principal and interest on loans made by the Lenders to the Company in the aggregate amount of $1,690,760 (the “Debt”), including $2,242,211 by Craigstone, into 3,381,520 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) for $0.50 per share, including 2,484,422 shares for Craigstone (the “Debt Conversions”). As a result of the Debt Conversions, the Debt was deemed to be repaid in full.

The foregoing description of the Conversion Agreements is qualified in its entirety by reference to the full text of the Form of Conversion Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Company issued the 3,381,520 shares of Series A Preferred Stock upon an exemption from the Securities Act of 1933, as amended (the “Securities Act”), available under Section 3(a)(9) promulgated thereunder in light of the facts that Company was the same issuer of the indebtedness and Series A Preferred Stock, the lenders did not part with anything of value besides the outstanding securities, the exchange was exclusively to the lenders, and the Company did not pay any commission or remuneration for the solicitation of the exchange.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 30, 2015, the Board of Directors of the Company unanimously designated 3,500,000 shares of the Company’s 3,550,000 authorized “blank check” Preferred Stock as “Series A Convertible Preferred Stock” having the following preferences, limitations, restrictions and relative rights:

Stated Value:	$0.50 per share
Conversion:

Each holder of Series A Preferred Stock (“Holder”) shall have the right, at such Holder’s option, at any time or from time to time from and after the day immediately following the date the Series A Preferred Stock is first issued, to convert each share of Series A Preferred Stock into ten fully-paid and non-assessable share of common stock, par value $0.01 per share, of the Company (the “Common Stock”). In connection with any conversion hereunder, each Holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such Holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Company.

Rank:

Generally, the Series A Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Company and (ii) any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holder(s) of Series A Convertible Preferred Stock).

Dividends:	The Holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends.
Splits:

The number of shares of Common Stock issuable upon the conversion the Series A Preferred Stock shall not be adjusted to reflect any forward or reverse stock splits by the Company of its outstanding shares of Common Stock.

Voting Rights:	Generally, vote with the Common Stock as a single class and each share of Series A Preferred Stock shall have the voting equivalency of ten shares of Common Stock.
Registration Rights:

Piggyback registration rights for a self or underwritten offering pursuant to a registration statement (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether the Company’s own account or for the account of one or more stockholders of the Company, subject to pro rata reductions and customary market cutbacks.

A copy of the Certificate of Designation for the Series A Preferred Stock approved by the Board is filed as Exhibit 3.1 to this Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number:	Description:

3.1	Certificate of Designation for the Series A Convertible Preferred Stock

10.1	Form of Debt Conversion Agreement, dated September 30, 2015, between US Highland, Inc. and each of the lenders

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US HIGHLAND, INC.

Dated: October 9, 2015	By:	/s/ Josh W. Whitaker
Josh W. Whitaker
President and Chief Executive Officer
(Principal Executive Officer)

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